UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 17, 2007

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Carmike Cinemas, Inc. (the “Company”) has entered into an Eighth Amendment (the “Eighth Amendment”), effective October 17, 2007 (the “Effective Date”), to the Credit Agreement, dated as of May 19, 2005, as amended (the “Credit Agreement”), among the Company, as borrower, the several banks and other financial institutions that are from time to time parties to the Credit Agreement (the “Lenders”), Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending, Inc., as administrative agent.

The Eighth Amendment, among other items:

•

amends the Company’s consolidated leverage ratio such that from and after the Effective Date the ratio may not exceed 4.75 to 1.00 as of the last day of any quarter for the four-quarter period then ending;

•

amends the Company’s consolidated interest coverage ratio such that from and after the Effective Date the ratio may not be less than 1.65 to 1.00 as of the last day of any quarter for the four-quarter period then ending;

•

amends the applicable interest rate margins for revolving and term loans, which change depending on the Company’s consolidated leverage ratio, such that margins applicable to base rate loans will range from 2.00% to 2.50%, and margins applicable to Eurodollar loans will range from 3.00% to 3.50%;

•

limits the aggregate capital expenditures that the Company may make, or commit to make, to $30 million for any fiscal year, provided, that up to $10 million of unused capital expenditures in a fiscal year may be carried over to the succeeding fiscal year;

•	permits sale-leaseback transactions of up to an aggregate of $175 million, provided, that 85% of the net proceeds are used to prepay outstanding term loans and reduce revolving loan commitments;

•	amends the definition of “capital expenditures” to provide a credit for any landlord reimbursements for leasehold improvements made to the Company’s leased properties;

•

amends the “consolidated EBITDA” calculation to require (i) adding to the Company’s consolidated net income the amount of any deferred rent expense and prepaid rent expense, and (ii) subtracting from the Company’s consolidated net income the amount of any contingent or percentage rent expense; and

•	amends the “consolidated interest expense” calculation to exclude any contingent or percentage rent expense and to deduct interest income.

The Company will pay amendment fees in the aggregate amount of approximately $367,352. Affiliates of Bear Stearns Corporate Lending, Inc. and other lenders under the Credit Agreement have engaged in and may in the future engage in investment banking and other commercial dealings with the Company in the ordinary course of business.

The foregoing description of the Eighth Amendment is a general description only and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Eighth Amendment, dated as of October 17, 2007, to the Credit Agreement, dated as of May 19, 2005, as amended, among the Company, as borrower, the several banks and other financial institutions that are from time to time parties to the Credit Agreement, as the Lenders, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date:
October 22, 2007	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Eighth Amendment, dated as of October 17, 2007, to the Credit Agreement, dated as of May 19, 2005, as amended, among the Company, as borrower, the several banks and other financial institutions that are from time to time parties to the Credit Agreement, as the Lenders, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent.